UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 23, 2007

TARGET LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29754	11-3309110
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

500 Harborview Drive, Third Floor, Baltimore, Maryland, 21230
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 332-1598

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁭	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events.

On September 17, 2007, Target Logistics, Inc., a Delaware corporation (“Target,” or the “Company”), Mainfreight Limited, a New Zealand corporation (“Mainfreight”), and Saleyards Corp., a Delaware corporation and wholly owned subsidiary of Mainfreight (“Saleyards”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Saleyards will merge with and into Target (the “Merger”), with Target continuing as the surviving corporation and a wholly owned subsidiary of Mainfreight.

On October 9, 2007, Target distributed a Notice of Action by Written Consent and of Appraisal Rights and an Information Statement (the “Information Statement”) in accordance with the General Corporation Law of the State of Delaware and Regulation 14C promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. Subsequently, Target learned that a lawsuit had been filed prior to, and had been amended after, October 9, 2007, by a single stockholder (seeking to represent a class of all stockholders other than the insiders who voted to approve the Merger) alleging that the Merger consideration of $2.50 per Share is inadequate, and that certain additional information is needed in order for stockholders to have sufficient information to decide whether to exercise their appraisal rights. The lawsuit is pending in the Circuit Court for Baltimore City, Maryland, and is captioned Schnipper v. Target Logistics, Inc., et al., Case No. 24-C-07-07333-OT. While Target is confident that the Merger consideration is fair, and that all material information necessary for stockholders to make a decision whether to exercise their appraisal rights has been set forth in the Information Statement, Target is herein providing information in a “Q&A” format that is responsive to the allegations in the lawsuit concerning the purported need for additional information.

Are Target stockholders obligated to accept the Merger consideration?

No. Target stockholders are entitled to appraisal rights under Delaware law. If a stockholder believes that the Merger consideration offered is less than the fair value of his or her Target Shares, an appraisal proceeding can be pursued as explained in detail in the Information Statement.

Did Target or Mainfreight have any prior relationship with Target’s financial advisor, BB&T Capital Markets, a division of Scott & Stringfellow, Inc. (“BB&T”)?

Mainfreight has had no prior relationship with BB&T.

BB&T has followed Target since 1997, and periodically Target has discussed business opportunities with BB&T. Target believes that BB&T and its transportation group have particular expertise and are uniquely qualified to advise companies in the freight forwarding industry. Prior to BB&T’s services to Target in connection with the Merger, Target had paid BB&T a $25,000 consulting fee in 1998 in connection with a prospective acquisition by Target which was aborted prior to finalization. In January 2006, BB&T arranged a meeting between Target and the “other forwarder” which was seeking to acquire a significant equity interest in Target, as explained in the Information Statement. In January 2007, in response to Target’s management’s request for a review of strategic alternatives to maximize stockholder value, BB&T reviewed with Target certain parameters of a possible sale of Target. As discussed below, Target’s Board determined at that time that a sale of Target was not then in the best interest of Target’s stockholders.

When did Target first discuss with BB&T the potential Merger with Mainfreight?

On June 8, 2007, Target advised BB&T on a “no-name” basis that Target received Mainfreight’s unsolicited offer. Target delayed formally engaging BB&T and incurring a fee obligation until Mainfreight concluded its early due diligence and the letter of intent with Mainfreight was negotiated.

Was BB&T’s fee contingent on its opinion as to the fairness of the Merger consideration to Target’s stockholders from a financial point of view?

As stated in the Information Statement, in connection with BB&T’s services as the Board’s financial advisor (including the rendering of a fairness opinion and conducting a market check), Target paid BB&T an aggregate fee of $200,000. Target was obligated to pay this fee whether BB&T concluded that the Merger consideration was fair or not fair to Target’s stockholders from a financial point of view.

What data was used by BB&T to calculate Target’s diluted shares outstanding using the treasury stock method?

As noted on page 15 of the Information Statement in the presentation to Target’s Board, BB&T used the treasury stock method to calculate the diluted shares outstanding for Target. This method assumes that the cash proceeds from the exercise of options are used to buy back shares at the offer price. The calculation adds the dilutive effect of options (as defined by the treasury stock method) to the basic shares outstanding. The dilutive effect of options is calculated as the product of the number of options outstanding and the exercise price divided by the offer price. The data for the options outstanding were obtained from Target.

How did BB&T identify comparable companies for its public company trading multiples analysis, how did BB&T determine what multiples to apply, why did BB&T use a size/liquidity discount, and did BB&T consider application of any control premium to the comparable company value indications?

In its public company trading multiples analysis, BB&T analyzed the companies it deemed the most comparable to Target based on business model and asset-orientation, and applied multiples it deemed most relevant for the analysis. A size/liquidity discount was used as Target is much smaller than the companies in the comparable company group and has a much lower trading volume. BB&T did not apply a control premium in its public company trading multiples analysis as it does not believe there is a way to accurately quantify the value of such a premium.

What criteria, data, rationale, multiples and calculations did BB&T use in its comparable acquisitions analysis, and why did BB&T apply a size discount in its analysis?

In its comparable acquisitions analysis, BB&T reviewed the financial terms of eight merger and acquisition transactions announced since January 11, 2001 in the freight forwarding and transportation industries that BB&T deemed generally comparable to Target and the Merger proposed by Mainfreight. BB&T believes this time frame is appropriate because it includes transactions recent enough to provide a reasonable proxy for the current logistics merger and acquisitions environment while extending far enough in the past to include transactions through an economic cycle. These transactions (all of which are listed in the Information Statement) were publicly announced and all of the underlying data are publicly available through SEC filings, press releases, or publicly accessible databases such as MergerStat or CapitalIQ. BB&T analyzed both enterprise value/EBITDA and enterprise value/EBIT multiples in its analysis and believes that these multiples are the most relevant to its analysis. BB&T applied a size discount as most of the acquired companies included in the comparable acquisitions analysis were significantly larger than Target.

Were mean or median multiples used by BB&T in its public company trading multiples analysis and comparable acquisitions analysis?

As explained in the Information Statement, in connection with preparing its opinion as to the fairness of the Merger consideration to Target’s stockholders from a financial point of view, BB&T conducted (among other analyses) a public company trading multiples analysis and a comparable acquisitions analysis. As part of those analyses, BB&T identified multiples for the selected peer group companies and transactions described in the Information Statement. BB&T then used the median multiples for the selected companies and selected transactions, respectively, in order to produce an indicated valuation range for Target common stock.

In separate charts on pages 15 and 16 of the Information Statement, the first row of data is identified as the “Peer Group Mean Multiple.” In each case, the first row data should be identified as the “Peer Group Median Multiple”. As explained in the text in the Information Statement that accompanies these two charts, BB&T in each case used the median (not the mean) of the multiples drawn from the selected companies and selected transactions.

In its discounted cash flow analysis, how did BB&T calculate free cash flow, did BB&T use a range of discount rates, what BETA was used for the peer companies selected for the analysis, what equity risk premium was used, and did BB&T take into account potential future acquisition activities by Target?

BB&T calculated free cash flow and used a range of plus or minus 200 basis points from Target’s weighted average cost of capital. BB&T used the two-year BETA as provided by CapitalIQ. BB&T used a market premium of 10%, sourced from Ibbotson Associates. Future acquisitions were not included in the financial projections used in the discounted cash flow analysis.

What transactions, criteria, reasons and data did BB&T use in its premiums paid analysis?

The premiums paid analysis examined all publicly announced transactions where the acquired company was a U.S. based public company, utilizing publicly-available premiums data within the time and size frames indicated on page 17 of the Information Statement. BB&T examined premiums five days prior to announcement as five days is close enough to the merger announcement to reasonably discount external market forces and conditions and five days is also far enough from the announcement date to reasonably discount any possible acquisition rumors or insider trading. The data for all of the transactions BB&T used were sourced from MergerStat and are publicly available. As BB&T’s review utilized publicly-available premiums data, the number of transactions in each category is publicly available. The sample size of each category of transactions presented on page 17 of the Information Statement is as follows:

All Transactions:	Deal Size <$100mm:	Stock Price <$5.00:
1997-YTD 2007: 3,924	1997-YTD 2007: 2,257	1997-YTD 2007: 883
2003-YTD 2007: 1,478	2003-YTD 2007: 769	2003-YTD 2007: 328

Which companies did BB&T contact for purposes of the market check?

As stated in the Information Statement, BB&T contacted three potential strategic buyers (including the other forwarder which had expressed an interest in acquiring a significant equity interest in Target in early 2006) and two potential financial buyers. Each contact was interested in Target’s non-asset based freight forwarding business model. The other forwarder, which had previously received detailed information concerning Target’s business and performance, was contacted in June 2007 (see below for more information about earlier communications between Target and the other forwarder); the other contacts were made in August 2007 on a “no name” basis, and BB&T provided each of the other contacts with a high-level summary of Target’s business profile and financial performance. None of the contacts (including the other forwarder) remained interested upon hearing the required valuation levels to compete with Mainfreight’s offer of $2.50 in cash per Target share.

Who was Target’s legal counsel and when did Target engage counsel in connection with the Merger?

As noted in the press release disseminated on September 17, 2007 and included in Target’s Current Report on Form 8-K filed on September 20, 2007, the firm of Neuberger, Quinn, Gielen, Rubin and Gibber, P.A., Baltimore, Maryland, and Potter Anderson & Corroon LLP, Wilmington, Delaware, served as legal advisors to Target in connection with the Merger. Attorneys from the Neuberger, Quinn, Gielen, Rubin and Gibber firm have served as counsel to Target since Target’s formation in 1996. Potter Anderson & Corroon served as special Delaware counsel, and had performed similar services for Target in connection with a 1998 transaction. Neither firm has had any prior relationship with Mainfreight.

Other than representation by the Neuberger, Quinn, Gielen, Rubin and Gibber firm of Mr. Dubato in 2005 on a personal matter completely unrelated to Target, neither law firm has represented any of the individual directors or officers of Target.

Why did Target’s Board of Directors decide to merge with Mainfreight’s subsidiary?

As stated in the Information Statement, Target’s purpose for engaging in the Merger is to enable stockholders to realize the value of their investment in Target through the receipt of the equivalent of $2.50 in cash per Share, representing a premium of 36.6% above the closing market price of Target’s common stock on the American Stock Exchange on September 17, 2007, the last trading day before Target publicly announced the Merger, and a multiple of 33x Target’s earnings per share for its fiscal year ended June 30, 2007. Please refer to pages 5 through 9 of the Information Statement for additional factors considered by Target’s Board in approving the Merger and recommending the Merger to Target’s stockholders.

Who conducted the negotiations with Mainfreight on behalf of Target?

Target’s Board authorized Target’s President, Mr. Stuart Hettleman, to conduct negotiations with Mainfreight on behalf of Target, subject to review and approval by the Board. Target’s Board was continuously apprised at meetings and in telephone calls between meetings of all discussions between Target and Mainfreight and their respective advisors and all negotiations and negotiating positions advanced by both sides. All material terms of the Merger, Merger Agreement and ancillary documents were approved by Target’s Board.

Did Mr. Hettleman have any contact with Mainfreight between January and June 2007?

As stated in the Information Statement, between January 3, 2007 (when Target was first contacted with respect to Mainfreight’s interest) and June 5, 2007 (when Mainfreight’s first verbal offer was made), Mr. Hettleman had two meetings with representatives of Mainfreight; a meeting in January following the January 19 execution of the confidentiality agreement lasted two hours, and a meeting in April lasted three hours.

What proposals and counterproposals were made in the negotiations between Target and Mainfreight?

Mainfreight’s original June 5, 2007 non-binding proposal was to acquire Target in a merger for cash consideration equal to $2.42 per Share on a fully diluted basis. While the Board believed that, based on Target’s financial results, the price offered was fair to the stockholders from a financial point of view, on June 8 the Board authorized Mr. Hettleman to submit a counteroffer to Mainfreight of $2.70 in cash per Share on a fully diluted basis. On July 18, Mainfreight responded with a revised offer of $2.50 in cash per Share on a fully diluted basis.

Were any other offers made for Target?

As stated in the Information Statement, Target had previously received an indication of interest from another freight forwarder to acquire a significant equity interest in Target. The discussions with the other forwarder were held in January through April 2006 and were based on Target’s results of operations through the first six months of Target’s fiscal year ended June 30, 2006. Target provided all requested information to the other forwarder during those discussions and, based on all of the information provided, the other forwarder suggested a potential price of approximately $2.60 per Share. Target’s Board determined that the potential price was insufficient and the discussions were terminated. In January 2007, following BB&T’s review of potential strategic alternatives discussed above, Target’s Board authorized management to ask BB&T to inquire if the other forwarder was interested in re-opening its discussions with Target; although the Board determined that it was not in the best interest of Target’s stockholders to pursue a sale at that time, the Board believed that it was prudent to obtain a market check from the other forwarder because it had already conducted a review of Target in 2006. In February 2007, the other forwarder responded that it was interested in pursuing further discussions on the basis of a price range of $2.56 to $2.89 per Share predicated on, among other things, Target achieving fiscal 2007 EBITDA of $6.83 million. (In fact, Target achieved fiscal 2007 EBITDA of $3.7 million.) In May 2007, after the other forwarder reviewed Target’s fiscal year 2007 results to date, the other forwarder informed Target that it did not wish to proceed with further discussions until Target’s complete fiscal year 2007 results were available. The other forwarder was also contacted in June (and was included as one of the potential strategic buyers included in BB&T’s market check) and declined to make any proposal that would be competitive with the proposal submitted by Mainfreight.

Why did Target’s Board of Directors not engage in a public auction of Target or a more widespread market check?

Target’s management and Board believe very strongly that a public auction of Target or a confidential widespread bidding process could disrupt Target’s relationships with its customers, independent agents and sales representatives, thereby potentially seriously damaging Target’s ability to effectively compete in the freight forwarding industry. Based on Target’s management’s knowledge of the industry, earlier discussions with the other forwarder that had expressed an interest in acquiring a significant equity interest in Target, and BB&T’s views as to the likely potential buyers of Target, it was and is Target’s management’s view that the market check performed by BB&T was adequate to reasonably determine whether any other party would propose to enter into a transaction more favorable to Target and its stockholders than that proposed by Mainfreight.

In addition, Mainfreight indicated that it would rescind its offer to pay a substantial premium over the market price for Target’s Shares if Target conducted a public auction of the company. Target’s Board considered and determined this restriction to be reasonable under the circumstances of Mainfreight’s $2.50 per Target share cash offer.

In view of the downward trend in Target’s financial results during fiscal year 2007 prior to Mainfreight’s unsolicited offer, Target’s Board did not consider a sale of Target to be in the best interests of Target’s stockholders at that time. As stated above and in the Information Statement, Mainfreight’s unsolicited offer presented Target’s stockholders the opportunity to realize the value of their investment in Target through the receipt of a cash payment representing a premium of 36.6% above the closing market price of the Shares on the Amex on September 17, 2007, the last trading day before Target publicly announced the Merger, and a multiple of 33x of Target’s earnings per share for its fiscal year ended June 30, 2007.

What benefit did the owners of Swirnow Airways receive by entering into the Stock Purchase Agreement?

As set forth on page 10 of the Information Statement, Swirnow Airways Corp., through its indirect ownership of TIA, Inc., owns 42% of the outstanding voting stock of Target. As a result of selling a corporate entity, rather than shares of Target, Swirnow Airways will avoid incurring two levels of taxation and will incur only one level of taxation. As explained on page 10 of the Information Statement, this structuring will enable the beneficial owners of Swirnow Airways to receive the Merger consideration with tax consequences similar to other Target stockholders.

Are there any conflicts of interest between the public stockholders and the directors and executive officers of Target?

The section of the Information Statement on pages 11 and 12 titled “Interests of Directors and Executive Officers of the Company in the Merger” sets forth the potential conflicts of interest that might exist. To the extent the directors and executive officers of Target are direct or indirect stockholders of Target or hold options to purchase Target Shares, they will receive the same Merger consideration as all stockholders or option holders, as the case may be.

As stated in the Information Statement, Target’s Board approved change in control agreements for Messrs. Hettleman and Dubato. Each of these agreements provides for the making of a severance payment in the event the respective individual leaves the employ of Target upon the effectiveness of the Merger, while restricting each individual’s ability to compete with and solicit employees from the surviving company following termination. Target’s Board believes that these agreements are fair and commercially reasonable benefits which have been provided to Target’s senior executive management in recognition of their contributions in increasing stockholder value for the benefit of all of Target’s stockholders, and in exchange for non-competition agreements.

As further stated in the Information Statement, Target’s Board also approved an employment agreement for Mr. Coppersmith to be effective upon the effectiveness of the Merger. Mr. Coppersmith’s new employment agreement provides benefits consistent with Mainfreight’s employment practices.

What are Mainfreight’s plans for Target following the effectiveness of the Merger?

To Target’s knowledge, Mainfreight intends to operate Target as its U.S. based subsidiary following the effectiveness of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGET LOGISTICS, INC.
(Registrant)

Date: October 23, 2007	By:	/s/ Stuart Hettleman
Stuart Hettleman
President